UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2025
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deemed Election of a Member Director

On August 29, 2025, David J. Rotatori was deemed elected to serve as a member director of the Federal Home Loan Bank of Boston’s (the Bank’s) board of directors (the Board). Mr. Rotatori will represent Connecticut and his term will commence on January 1, 2026, and expire on December 31, 2029.

Mr. Rotatori serves as president and chief executive officer of Ion Bank in Naugatuck, Connecticut.

The Board has not yet determined on which committees Mr. Rotatori will serve for 2026.

The deemed election of Mr. Rotatori took place in accordance with the rules governing the election of Federal Home Loan Bank member directors pursuant to the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations (the Applicable Regulations) of the Federal Housing Finance Agency (FHFA), the Bank’s principal regulator. The Applicable Regulations provide in relevant part that if the number of eligible nominations for member directorships is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected upon notice to the Bank’s members in the relevant state. On August 29, 2025, the Bank sent notice of the deemed election of Mr. Rotatori to its Connecticut members.

The Bank expects to compensate Mr. Rotatori in accordance with the Bank’s Director Compensation Policy for 2026, a policy that has not yet been adopted. The Bank also expects to permit Mr. Rotatori to participate in the Bank’s nonqualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of compensation earned by such director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Applicable Regulations, the Bank’s member directors, including Mr. Rotatori, serve as officers or directors of Bank members. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and FHFA regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•purchasing short and long-term investments, at market rates, from such members or their affiliates;

•entering into interest-rate-exchange agreements on market terms with affiliates of such members as counterparties; and

•providing affordable housing benefits in conjunction with such members, or affiliates of such members, on terms and conditions that are no more favorable to such members than the terms and conditions of comparable transactions with other members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 – Certain Relationships and Related Transactions, and Director Independence of the Bank’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission on March 14, 2025.

Information on the Bank’s Continuing Elections

In addition to the foregoing, an election for two member directorships in Massachusetts is currently underway. The deadline for the receipt of ballots for that election is November 25, 2025. Shortly thereafter, the ballots will be tabulated, and the Board will formally declare the winners of that election and will at the same time formally declare Mr. Rotatori elected.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 29, 2025	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President, Chief Operating Officer and Chief Financial Officer